Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T‑1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)    [ ]

___________________________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

N/A (State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

400 South Hope Street, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

Legal Department
        The Bank of New York Mellon Trust Company, N.A.
One Wall Street, 15th Floor
New York, NY  10286
(212) 635-1270
(Name, address and telephone number of agent for service)

___________________________

MUELLER WATER PRODUCTS, INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-3547095 (I.R.S. employer identification no.)

1200 Abernathy Road, Suite 1200 Atlanta, Georgia (Address of principal executive offices)	30328 (Zip code)
___________________________

Debt Securities
(Title of the indenture securities)
___________________________

TABLE OF ADDITIONAL GUARANTOR OBLIGORS

Exact Name of Guarantor as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Guarantor’s Principal Executive Offices

Anvil International Holdings, LLC	Delaware	02-0528736	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Anvil International, LLC	Delaware	01-0868924	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Echologics, LLC	Delaware	27-4522219	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Henry Pratt Company, LLC	Delaware	36-3658415	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Henry Pratt International, LLC	Delaware	56-2317691	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
James Jones Company, LLC	Delaware	95-0885425	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
J.B. Smith Mfg Co., LLC	Delaware	74-2536921	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Co. International Holdings, LLC	Delaware	45-3597574	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Co. LLC	Delaware	11-3782593	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Group, LLC	Delaware	37-1387813	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Group Co-Issuer, Inc.	Delaware	20-3904177	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller International, LLC	Delaware	52-2345494	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Property Holdings, LLC	Delaware	45-4803359	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Service California, Inc.	Delaware	26-1955676	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Service Co., LLC	Delaware	52-1523726	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
Mueller Systems, LLC	Delaware	37-1388051	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
OSP, LLC	Delaware	45-4803367	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200
U.S. Pipe Valve & Hydrant, LLC	Delaware	26-4104389	1200 Abernathy Road, NE, Suite 1200 Atlanta GA 30328 (770) 206-4200

Item 1.        General information.

Furnish the following information as to the trustee:

(a)    Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency - United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b) Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2.         Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.

Item 16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the "Act") and 17     C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10)

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.
A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

4.	A copy of the existing by‑laws of the trustee. (Exhibit 4 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed pursuant to Section 305(b)(2) of the Act in connection with Registration Statement No. 333-135006-10).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE
Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 19th day of June, 2015.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

By:	/s/ Lawrence Kusch
Name: Lawrence Kusch
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business March 31, 2015, published in accordance with Federal regulatory authority instructions.

ASSETS		Dollar amounts in thousands

Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin		4,228
Interest-bearing balances		180,287
Securities:
Held-to-maturity securities		0
Available-for-sale securities		682,145
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold		0
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases,
net of unearned income	0
LESS: Allowance for loan and
lease losses	0
Loans and leases, net of unearned
income and allowance		0
Trading assets		0
Premises and fixed assets (including
capitalized leases)		12,619
Other real estate owned		0
Investments in unconsolidated
subsidiaries and associated
companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		97,276
Other assets		114,484
Total assets		$1,947,352

LIABILITIES

Deposits:
In domestic offices		576
Noninterest-bearing	576
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		252,909
Total liabilities		253,485
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,122,285
Not available
Retained earnings	570,120
Accumulated other comprehensive income	462
Other equity capital components	0
Not available
Total bank equity capital	1,693,867
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,693,867
Total liabilities and equity capital	1,947,352

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty     )    CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President )
William D. Lindelof, Director    )    Directors (Trustees)
Alphonse J. Briand, Director    )